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                                                                    Exhibit 21.1

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
Subsidiary                                         Jurisdiction of Incorporation
----------                                         -----------------------------
Corinthian Schools, Inc. .........................           Delaware
Rhodes Colleges, Inc. ............................           Delaware
Rhodes Business Group, Inc. ......................           Delaware
Florida Metropolitan University, Inc. ............            Florida
Corinthian Property Group, Inc. ..................            Florida
Grand Rapids Educational Center, Inc. ............           Michigan
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